As filed with the Securities and Exchange Commission on April 6, 2017

Registration No. 333-216238

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 4

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bioblast Pharma Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mr. Fredric Price Bioblast Pharma Ltd. 37 Dereh Menachem Begin St., 15th Floor	Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway
Tel-Aviv 6522042 Israel Tel: +972-72-240-9060	New York, NY 10019 Tel: 212.660.5000
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Shy S. Baranov, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.5000	Mor Limanovich, Adv. David Huberman, Adv. Zysman, Aharoni, Gayer & Co. 41-45 Rothschild Blvd. Beit Zion Tel-Aviv, Israel 65784 Tel: +972.3.795.5555	Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Tel: 212.659.7300	Dr. Zvi Gabbay, Adv. Barnea & Co. HaRakevet St. 58 Tel Aviv, Israel 6777016 Tel: +972.3.640.0600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This Amendment is filed solely to file Exhibit 5.2 and to reflect such filing in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8.	Exhibits and Financial Statement Schedules

Exhibits:

Exhibit
Number	Exhibit Description
1.1*	Form of Underwriting Agreement by and among Bioblast Pharma Ltd. and the underwriters named therein.
3.1*	Amended and Restated Articles of Association of the Company, filed as Exhibit 3.2 to Form F-1/A filed on July 8, 2014 (File No. 333-193824), and incorporated herein by reference.
4.1*	Form of Series A Warrant.
4.2*	Form of Pre-Funded Series B Warrant.
4.3*	Form of Ordinary Share Purchase Warrant issued to investors on March 22, 2016, filed as Exhibit 4.1 to Form 6-K filed on March 18, 2016 (File No. 001-36578), and incorporated herein by reference.
5.1*	Opinion of Zysman, Aharoni, Gayer & Co., Israeli counsel to Bioblast Pharma Ltd., as to the validity of the Ordinary Shares being offered (including consent).
5.2	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. counsel to Bioblast Pharma Ltd.
10.1*	Bioblast Pharma Ltd. 2013 Incentive Option Plan, as amended, filed as Exhibit 4.1 to Form 20-F filed on March 29, 2016 (File No. 001-36578), and incorporated herein by reference.
10.2*	Bioblast Pharma Ltd. Compensation Policy for Company Office Holders, included in Exhibit 99.1 to Form 6-K filed on March 31, 2015 (File No. 001-36578), and incorporated herein by reference.
10.3*	Form of Indemnification Agreement, filed as Exhibit 10.4 to Form F-1/A filed on April 8, 2014 (File No. 333-193824) and incorporated herein by reference.
23.1*	Consent of Kost Forer Gabbay & Kasierer (a Member of EY Global).
23.2*	Consent of Zysman, Aharoni, Gayer & Co. (included in Exhibit 5.1).
23.3	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of the Registration Statement).
101*	The following materials from our registration statement on Form F-1 formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Changes in Shareholders' Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Consolidated Notes to Financial Statements, tagged as blocks of text and in detail.

*	Previously filed.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in our financial statements and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on April 6, 2017.

BIOBLAST PHARMA LTD.

By:	/s/ Fredric Price
Fredric Price,
Executive Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fredric Price	Executive Chairman of the Board of Directors,	April 6, 2017
Fredric Price	Chief Executive Officer

/s/ Chaime Orlev	Chief Financial Officer, Vice President of	April 6, 2017
Chaime Orlev	Finance and Administration

/s/ *	Director	April 6, 2017
Michael Burshtine

/s/ *	Director	April 6, 2017
Thomas I.H. Dubin

/s/ *	Director	April 6, 2017
Colin Foster

/s/ *	Director	April 6, 2017
Robert Friedman

/s/ *	Director	April 6, 2017
Marlene Haffner

/s/ *	Director	April 6, 2017
Dr. Dalia Megiddo

/s/ *	Director	April 6, 2017
Ran Nussbaum

/s/ *	Director	April 6, 2017
Dr. Ralf Rosskamp

*By:	/s/ Fredric Price
Fredric Price
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, as amended, the undersigned, Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, the duly authorized representative in the United States of Bioblast Pharma Ltd. has signed this registration statement on April 6, 2017.

/s/ ZYSMAN, AHARONI, GAYER AND
SULLIVAN & WORCESTER LLP